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                                                                    EXHIBIT 21.1

              SUBSIDIARIES OF DELPHI AUTOMOTIVE SYSTEMS CORPORATION


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            SUBSIDIARY                         JURISDICTION OF FORMATION
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
Delphi Automotive Systems LLC                            Delaware
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         Delco Electronics Corporation                   Delaware
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Delphi Automotive Systems (Holding), Inc.                Delaware
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